UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2007

 OPNEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33306	22-3761205
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1 Christopher Way, Eatontown, New Jersey 07724
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 544-3400
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: EMPLOYMENT AGREEMENT
EX-10.2: NON-COMPETITION AGREEMENT
EX-10.3: INDEMNIFICATION AGREEMENT
EX-99.1: PRESS RELEASE

Item 2.02. Results of Operations and Financial Condition.
On November 1, 2007, Opnext, Inc. (the “Company”) issued a press release announcing preliminary unaudited operating results for the second quarter ended September 30, 2007. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated herein by reference. The Company reported net income of $5.8 million, or $0.09 per diluted share, for the second quarter ended September 30, 2007, as compared to net income of $1.2 million, or $0.02 per diluted share, for the quarter ended September 30, 2006 and net income of $6.7 million, or $0.10 per diluted share, for the quarter ended June 30, 2007.
The Company also reported that sales increased $21.3 million, or 38.4%, to $76.6 million for the quarter ended September 30, 2007 from $55.3 million for the quarter ended September 30, 2006 and increased $8.8 million, or 12.9%, from $67.8 million for the quarter ended June 30, 2007, primarily as a result of increased sales of 40Gbps, 10Gbps and 1Gb Ethernet products.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On October 29, 2007, the Compensation Committee (the “Committee”) of the Company appointed Gilles Bouchard, age 47, as Chief Operating Officer of the Company, effective as of November 1, 2007. Mr. Bouchard served in various senior management roles at Hewlett Packard Company from 1989 to 2006; his most recent role as executive vice president of Global Operations from 2004 to 2006. Prior to that, he served as senior vice president of Imaging and Printing Group Operations from 2002 to 2003. Mr. Bouchard holds a Master of Science in mechanical engineering from the University of California at Berkeley and a Bachelor of Science in engineering from Ecole Centrale in Lyon, France.
In connection with his appointment, Mr. Bouchard and the Company entered into an Employment Agreement, effective as of November 1, 2007, pursuant to which Mr. Bouchard will serve as the Chief Operating Officer of the Company. The term of Mr. Bouchard’s employment under the agreement commences on November 1, 2007 and ends on November 1, 2011, subject to automatic renewal for successive one-year periods unless either party provides notice of such party’s intention not to renew the Employment Agreement not less than sixty days prior to November 1, 2011 or the expiration of the then-current term. Mr. Bouchard will earn an initial base salary of $400,000 per year, which may be increased annually at the sole discretion of the Company’s Board of Directors (the “Board”). Mr. Bouchard will be entitled to receive an initial bonus of $240,000 with respect to his first year of employment, of which $100,000 will be payable on March 31, 2008 and $140,000 will be payable on March 31, 2009. In addition, Mr. Bouchard is eligible to receive an annual bonus up to a maximum of $100,000 with respect to the Company’s 2009 fiscal year contingent upon the Company’s achievement of certain performance targets to be established by the Board for such fiscal year. Commencing with the Company’s 2010 fiscal year and each fiscal year thereafter, Mr. Bouchard will be eligible to participate in the Company’s annual incentive bonus plan applicable to similarly situated executives of the Company, under which Mr. Bouchard has the potential to earn an annual bonus targeted at 60% of his annual base salary for each such year, contingent on the attainment of certain performance criteria.
Pursuant to the Employment Agreement, the Company will grant Mr. Bouchard, on or as soon as practicable after November 15, 2007, non-qualified stock options to acquire 250,000 shares of the Company’s common stock under the Company’s Amended and Restated 2001 Long Term Stock Incentive Plan with an exercise price equal to the last quoted per share sales price as of the close of business on the date of grant (“Options”). The Options will vest in four equal annual installments on each of November 1, 2008, November 1, 2009, November 1, 2010 and November 1, 2011, subject to his continued employment with the Company. The Company will also grant Mr. Bouchard, on or as soon as practicable after November 15, 2007, 40,000 shares of restricted stock at a purchase price of $.01 per share (the “Restricted Stock”). One-half of the Restricted Stock will vest on November 1, 2008 and the remaining shares of Restricted Stock will vest on November 1, 2009, subject to Mr. Bouchard’s continued employment with the Company.
If Mr. Bouchard’s employment is terminated by the Company without Cause (as defined in the Employment Agreement), or by Mr. Bouchard for Good Reason (as defined in the Employment Agreement) within the 12-month period immediately following a Change of Control (as defined in the Company’s Amended and Restated 2001 Long Term Stock Incentive Plan), the Options will immediately become fully vested and exercisable. In addition, in the event of a Change of Control the Restricted Stock will become fully vested immediately prior to the consummation of such Change of Control.
In the event that Mr. Bouchard’s employment is terminated by the Company for a reason other than death, Disability (as defined in the Employment Agreement), Cause or failure to renew the initial or any successive term of the Employment Agreement, or by Mr. Bouchard for Good Reason, Mr. Bouchard will be entitled to receive a lump-sum cash payment equal to 100% of his then current annual base salary. In the event that Mr. Bouchard’s employment is terminated by the Company without Cause or by Mr. Bouchard for Good Reason on any date other than an anniversary of his commencement of employment (an “Anniversary Date”), his next one-fourth installment of Options that was scheduled to vest on the next Anniversary Date following termination of employment will vest immediately prior to such termination. If Mr. Bouchard’s employment is terminated by reason of death or Disability, then all Options will immediately vest. In addition, in the event that Mr. Bouchard’s employment is terminated by the Company without Cause, by reason of death or Disability, or by Mr. Bouchard for Good Reason, then all Restricted Stock will immediately vest as of the date of termination.
In the event of a termination for Cause, resignation by Mr. Bouchard without Good Reason or non-renewal of the Employment Agreement, Mr. Bouchard will not be entitled to receive any further compensation or payments from the Company (except for unpaid base salary, accrued vacation and expense reimbursements relating to the period prior to the date of termination). In the event of a termination for Cause, any unvested Options or Restricted Stock will be immediately cancelled.
Mr. Bouchard will be eligible to receive group welfare and retirement benefits in accordance with the Company’s plans and policies and will receive four weeks of paid vacation time each year.
The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
In connection with Mr. Bouchard’s appointment, the Company and Mr. Bouchard also entered into a Non-Competition Agreement, effective as of November 1, 2007. Under the Non-Competition Agreement, during Mr. Bouchard’s employment with the Company and for one year immediately following his termination, Mr. Bouchard may not, directly or indirectly:
•	engage in, have any equity interest in, or manage or operate any person, firm, corporation, partnership, business or entity that engages in any business or activity which competes with any of the businesses of the Company or any entity owned by the Company in North America, Europe, Asia, or anywhere else in the world that the Company does business;

•	recruit or otherwise solicit or induce any employee, customer, distributor, contractor, national builder or supplier of the Company to terminate its employment or arrangement with the Company, otherwise change its relationship with the Company, or establish any relationship with Mr. Bouchard or any of his affiliates for any business purpose competitive with the business of the Company; or

•	hire or cause to be hired any person who was employed by the Company at any time during the one-year period immediately prior to the date of Mr. Bouchard’s termination or who thereafter becomes employed by the Company.
In addition, under the Non-Competition Agreement, during Mr. Bouchard’s employment with the Company and after the date of his termination of employment, Mr. Bouchard may not, directly or indirectly, disclose, publish or use any confidential or proprietary information or trade secrets of or relating to the Company, except as he reasonably and in good faith determines to be required in the faithful performance of his duties or as otherwise permitted by the Non-Competition Agreement. This description of the Non-Competition Agreement is not complete and is qualified in its entirety by reference to the full text of the Non-Competition Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.
The Company and Mr. Bouchard also entered into an Indemnification Agreement, dated as of November 1, 2007. The Indemnification Agreement requires the Company, among other things, to indemnify Mr. Bouchard to the fullest extent permitted by applicable law against certain liabilities that may arise by reason of his service or status as an officer of the Company, provided Mr. Bouchard acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.
Item 7.01. Regulation FD Disclosure.
See “Item 2.02. Results of Operations and Financial Condition” above.
The information in this Form 8-K under Item 2.02 and Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of November 1, 2007, between the Company and Gilles Bouchard, together with the form of the Nonqualified Stock Option Agreement and Restricted Stock Agreement to be entered into between the Company and Mr. Bouchard.

10.2	Non-Competition Agreement, dated as of November 1, 2007, between the Company and Gilles Bouchard.

10.3	Indemnification Agreement, dated as of November 1, 2007, between the Company and Gilles Bouchard.

99.1	Press Release, dated November 1, 2007, pertaining to the financial results of the Company for the second quarter ended September 30, 2007.

          INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — Certain of the statements contained in this report and Exhibit 99.1 attached hereto, including, without limitation, statements as to management’s good faith expectations and belief are forward-looking statements. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.
Date: November 1, 2007	By:	/s/ Robert J. Nobile
Robert J. Nobile
Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of November 1, 2007, between the Company and Gilles Bouchard, together with the form of the Nonqualified Stock Option Agreement and Restricted Stock Agreement to be entered into between the Company and Mr. Bouchard.

10.2	Non-Competition Agreement, dated as of November 1, 2007, between the Company and Gilles Bouchard.

10.3	Indemnification Agreement, dated as of November 1, 2007, between the Company and Gilles Bouchard.

99.1	Press Release, dated November 1, 2007, pertaining to the financial results of the Company for the second quarter ended September 30, 2007.